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                                                                    Exhibit 4(a)

[LOGO OF JOHN HANCOCK APPEARS HERE]
                 Variable Life Insurance Company     197 Clarendon
                                                     John Hancock Place
                                                     Boston, Massachusetts 02117




  CONTRACT HOLDER        [John Doe]

  CONTRACT NUMBER        12345

                               VARIABLE ANNUITY

The John Hancock Variable Life Insurance Company ("the Company", "we", "our") agrees, subject to the conditions and provisions of the certificate, to provide the benefits, rights and privileges as stated in the certificate. A certificate evidencing participation under this contract will be issued to each member of the eligible group from which we received the required premium contribution.

This contract is issued in consideration of the master application for this contract.

Signed for the Company at Boston, Massachusetts:




   President                                                           Secretary

Variable Annuity
Nonparticipating - Not eligible for dividends







99REVMASTER  V0199Z
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                   Contract Provisions
Section

   1.  Eligibility/Cessation of Participation

   2.  Certificates

   3.  Incorporation

   4.  Specifications

   5.  Termination



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1. ELIGIBILITY/CESSATION OF PARTICIPATION
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A person who meets the eligibility requirements specified in the trust agreement may become a Participant upon Our approval and receipt of the required premium contribution.

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2. CERTIFICATES
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We will issue an individual certificate to each Participant.  The certificate will state the terms, conditions, and benefits of this contract.

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3. INCORPORATION
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A sample certificate attached hereto is made a part of this contract.  Any provisions of this contract which are inconsistent with provisions of the certificate are waived and superseded by the certificate provisions.

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4. SPECIFICATIONS
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The Specifications of the certificate will be completed based upon the information provided by the Participant and the terms of this contract.

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5. TERMINATION
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This contract will terminate when the contractholder requests termination in writing to us or when no Participants are insured under any certificate issued under this contract.